Exhibit 10.2
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(a)(6) OF REGULATION S-K BECAUSE ITS DISCLOSURE WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Agreement”) is entered into as of August 31, 2026 (the “Assignment Effective Date”), by and between EMPower USA, LLC, a Texas limited liability company (“Assignor” or “EMPower”), and Net Power, LLC, a Delaware limited liability company (“Assignee” or “Net Power”). Assignor and Assignee are each a “Party” and together the “Parties”.
RECITALS
A.    Assignor is party to that certain Engineering, Procurement and Construction Agreement dated December 15, 2025, by and between Assignor and Saulsbury Industries, Inc. (“Saulsbury”), as amended by the First Amendment to EPC Agreement dated March 6, 2026, the Second Amendment to EPC Agreement dated May 13, 2026, and the Third Amendment to EPC Agreement dated June 30, 2026 (collectively, the “EPC Agreement”).
B.    Saulsbury is party to an Equipment Supply Contract with Wärtsilä North America, Inc. (“Wärtsilä”) dated December 15, 2025, as amended by the First Amendment to the Equipment Supply Contract dated March 6, 2026, and the Second Amendment dated June 30, 2026 (collectively, the “EEQ Agreement”), which is incorporated by reference into the EPC Agreement as Attachment M, and under which Assignor is currently designated as “Owner” for purposes, among others, of the flow-down benefits, notices, warranties, remedies and step-in rights described in Section 4.6 of the EPC Agreement (collectively, the “EEQ Flow-Down Benefits”).
C.    Assignor and Assignee are parties to that certain Deposit and Exclusivity Agreement dated as of August 13, 2026 (the “Deposit Agreement”), pursuant to which Assignee paid to Assignor a first deposit of $3,000,000 (“Deposit One”) and a second deposit of $17,000,000 (“Deposit Two” and, together with Deposit One, the “Deposits”).
D.    As a condition to the funding of the Deposit under Section 2.1(C) of the Deposit Agreement, Assignor granted to Assignee a first-priority security interest in the Assigned Interests pursuant to that certain Security Agreement dated as of August 17, 2026 (the “Security Agreement”), supported by a Perfection Certificate and a Certificate of the Managers of Assignor, each dated as of August 17, 2026 (collectively with the Security Agreement, the “Security Documents”). The Security Documents secure Assignor’s obligations under the Deposit Agreement pending closing and, as provided in Section 7.6 below, are to be released and terminated automatically upon closing.
E.    Assignor and Assignee are parties to a confidentiality agreement dated July 20, 2026, permitting EMPower to share the EPC Agreement and the EEQ Agreement with Net Power for purposes of evaluating the assignment contemplated herein (the “NDA”).
F.    Concurrently herewith, Saulsbury has executed and delivered its written consent to the assignment contemplated by this Agreement pursuant to Section 16.6.A of the EPC Agreement, and Wärtsilä has executed and delivered its written acknowledgment regarding the EEQ Flow-Down Benefits, attached as Exhibit A (collectively, the “Consent and Acknowledgment”). The

Consent and Acknowledgment confirms the effectiveness of the assignment and assumption contemplated hereby and Assignee’s substitution into the “Owner” role under the EPC Agreement and the EEQ Flow-Down Benefits from and after the Assignment Effective Date.
G.    Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, obligations and interest in, to, and under the EPC Agreement, together with the EEQ Flow-Down Benefits, on the terms set forth herein, so that Assignee may utilize the engineering, procurement, and construction scope and the associated equipment procurement position for a separate power generation project at Assignee’s anticipated site.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Definitions. Capitalized terms used but not otherwise defined herein have the meanings given in the Deposit Agreement. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof, and the term “notice” means “written notice pursuant to this Agreement”. In addition, the following terms have the meanings set forth below:
“Assigned Interests” means all of Assignor’s right, title, and interest in, to, and under the EPC Agreement, including (a) all rights to receive performance from Saulsbury thereunder, (b) all EEQ Flow-Down Benefits, (c) all warranties, guaranties, indemnities, and rights to liquidated damages, and (d) all Project information, drawings, specifications, and records described in Section 7.5, but excluding the Excluded Assets.
“Assumed Liabilities” has the meaning set forth in Section 4.1.
“Excluded Assets” means EMPower’s rights to the Reimbursement Amount and the Premium payable under this Agreement.
“Excluded Liabilities” has the meaning set forth in Section 4.2.
“Full Notice to Proceed Payment” means the Mobilization Payment payable by the Owner upon issuance of the Full Notice to Proceed under the EPC Agreement (as amended), in the amount determined under Schedule A-1 and Schedule A-2 to Attachment A of the EPC Agreement, due on or before August 31, 2026 or such later date as may be set forth in the Consent and Acknowledgment or in any other writing executed by Assignee and Saulsbury.
“Permitted Liens” means any liens arising under the EPC Agreement or the EEQ Agreement in the ordinary course in respect of amounts not yet due and payable, for which lien waivers or releases are customarily delivered upon payment of the applicable milestone, and that do not secure indebtedness for borrowed money.
“Premium” means $40,000,000.
“Purchase Price” has the meaning set forth in Section 3.1.

“Reimbursement Amount” means the aggregate amount actually paid by Assignor under the EPC Agreement (including amounts attributable to the EEQ scope) through the Assignment Effective Date, net of any credits, refunds, or amounts subject to good-faith dispute, which amount shall not exceed $18,947,272.70 in the aggregate and shall be substantiated by the schedule, supporting invoices and proof of payment delivered by Assignor to Assignee not later than five (5) business days prior to the Assignment Effective Date, which schedule shall reconcile to Schedule 7.2(d) to the Deposit Agreement.
ARTICLE 2
ASSIGNMENT AND ASSUMPTION
2.1    Assignment. Effective as of the Assignment Effective Date, Assignor hereby sells, assigns, transfers, conveys, and delivers to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to the Assigned Interests, free and clear of all liens, claims, and encumbrances other than Permitted Liens.
2.2    Assumption. Effective as of the Assignment Effective Date, Assignee hereby assumes and agrees to timely pay, perform, and discharge, in accordance with their terms, all of the Assumed Liabilities. Without limiting the foregoing, Assignee hereby assumes, and shall be responsible for the payment and discharge of, all covenants, obligations, liabilities, and duties of the “Owner” arising under or relating to the EPC Agreement and the EEQ Flow-Down Benefits, in each case to the extent arising or accruing from and after the Assignment Effective Date.
2.3    No Assumption of Excluded Liabilities. Assignee does not assume, and shall have no liability or obligation whatsoever with respect to, any Excluded Liability, all of which shall remain the sole responsibility of Assignor.
2.4    Further Assignment Documentation. The Parties shall execute and deliver such additional bills of sale, assignments, and other instruments of transfer as may be reasonably necessary to evidence and effect the assignment contemplated by this Article 2, including any instrument reasonably required by Saulsbury or Wärtsilä.
2.5    Conditions to Effectiveness. The assignment and assumption set forth in this Article 2 shall become effective only upon satisfaction (or written waiver by the Party entitled to the benefit thereof), concurrently with the Assignment Effective Date, of each of the following conditions: (a) Assignor’s confirmed receipt of the Reimbursement Amount and the Premium (net of the Deposit Credit) in immediately available funds in accordance with Section 3.2; (b) the due execution and delivery of the Consent and Acknowledgment, in the form attached as Exhibit A, by Saulsbury and Wärtsilä; (c) the Consent and Acknowledgment including the written confirmations of each of Saulsbury and Wärtsilä described in clauses (a) through (d) of Section 5.1 of the Deposit Agreement; (d) Assignor’s delivery of the schedule, supporting invoices and proof of payment substantiating the Reimbursement Amount; and (e) the representations and warranties of Assignor in Article 5 being true and correct as of the Assignment Effective Date. If any such condition is not satisfied or waived, this Agreement shall not become effective and the Assignment Effective Date shall not be deemed to have occurred.
ARTICLE 3
PURCHASE PRICE; PAYMENT

3.1    Purchase Price. As consideration for the Assigned Interests, Assignee shall: (a) pay to Assignor the Reimbursement Amount; (b) pay to Assignor the Premium, less a credit in the amount of $20,000,000 (the “Deposit Credit”) representing the Deposits retained by Assignor pursuant to Section 2.3 of the Deposit Agreement; and (c) assume the Assumed Liabilities as provided in Section 2.2 (collectively, the “Purchase Price”).

3.2    Payment Mechanics. Assignee, as of the Assignment Effective Date, has paid the Reimbursement Amount and the Premium (net of the Deposit Credit) to Assignor by wire transfer of immediately available funds to the following account of Assignor:
Beneficiary Name: EMPower USA, LLC Beneficiary Address: 4900 Woodway Dr. Suite 1200, Houston, TX 77056 Bank Name: JPMorgan Chase Bank, N.A.
ABA Routing Number: [***] Account Number: [***]
3.3    Full Notice to Proceed Payment. The Parties acknowledge that the Full Notice to Proceed Payment is due and payable under the EPC Agreement (as amended) on August 31, 2026, and that as of the Assignment Effective Date, any extension of such deadline may be requested by Assignee to Saulsbury and Wärtsilä in connection with the Transaction. Accordingly:
(a)    Since the Full Notice to Proceed Payment has not been paid as of the Assignment Effective Date, it shall constitute an Assumed Liability, and Assignee shall pay the Full Notice to Proceed Payment directly to Saulsbury (or as otherwise directed under the EPC Agreement) on or before August 31, 2026 (or such other date as set forth in the fully executed Consent and Acknowledgment or in any other writing executed by Assignee and Saulsbury).
3.4    No Set-Off. Except as expressly provided in Section 3.1 regarding the Deposit Credit and as contemplated by Section 3.3 of the Deposit Agreement, Assignee shall not have any right to set off, deduct, or withhold any portion of the Purchase Price on account of any actual or asserted claim against Assignor; provided that any amount to be deducted, set off, or withheld by Assignee pursuant to Section 3.3 of the Deposit Agreement shall be subject to prior written notice to Assignor reasonably describing the basis and amount thereof. If Assignor disputes any such deduction, set-off or withholding by notice given within three (3) business days of its receipt of Assignee’s notice, Assignee shall retain the disputed amount rather than apply it, and shall release the retained amount to Assignor promptly upon resolution of the dispute by written agreement of the Parties or by final determination. Any amount retained pursuant to this Section 3.4 shall be held in a segregated account of Assignee and released in accordance with the resolution of the dispute within five (5) business days thereof. If the Parties have not resolved the dispute within ninety (90) days after Assignor’s objection, the retained amount shall be released to Assignor unless Assignee has by then delivered a claim notice under Section 8.1 in respect of the disputed amount. Release of any retained amount to Assignor is without prejudice to Assignor’s obligation under Section 3.3 of the Deposit Agreement to discharge the underlying liability.
ARTICLE 4
ASSUMED LIABILITIES; EXCLUDED LIABILITIES
4.1    Assumed Liabilities. “Assumed Liabilities” means all obligations, liabilities, and duties of Assignor arising under, or relating to, the EPC Agreement or the EEQ Flow-Down Benefits, in

each case to the extent arising or accruing from and after the Assignment Effective Date, including, without limitation:
(a)    the Full Notice to Proceed Payment, and all other milestone, progress, or other payment obligations under the EPC Agreement and/or the EEQ Agreement coming due from and after the Assignment Effective Date;

(b)    all costs, expenses, and obligations associated with relocating, adapting, or repurposing the Project (including the equipment procured thereunder) for Assignee’s anticipated site, including any engineering modifications, site-specific redesign, permitting changes, transportation changes, installation changes, stand-by costs, suspension costs, cancellation costs, guarantees, mobilization, redesign, demobilization, commissioning modifications, indemnities and any change orders or amendments to the EPC Agreement or the EEQ Agreement required in connection therewith; provided that the Assumed Liabilities shall not include (i) any Suspension Amount (as defined in Section 3.3 of the Deposit Agreement) to the extent attributable to Assignor’s breach of the EPC Agreement or to Assignor’s failure to pay any amount that became due and payable prior to the Assignment Effective Date, or (ii) any liability that remains the sole responsibility of Assignor under Section 3.3 of the Deposit Agreement;
(c)    performance of all covenants and obligations of the “Owner” (or equivalent role) under the EPC Agreement and the EEQ Flow-Down Benefits arising from and after the Assignment Effective Date; and
(d)    any liability arising out of or relating to Assignee’s acts, omissions, or defaults from and after the Assignment Effective Date.
4.2    Excluded Liabilities. “Excluded Liabilities” means all obligations, liabilities, and duties of Assignor arising under, or relating to, the EPC Agreement or the EEQ Agreement to the extent arising or accruing prior to the Assignment Effective Date, including, without limitation:
(a)    any payment obligation that was due and payable, and remained unpaid, as of the Assignment Effective Date, except to the extent expressly assumed pursuant to Section 3.3(a);
(b)    any accrued delay liquidated damages, performance liquidated damages, or other claim by Saulsbury or Wärtsilä to the extent arising out of acts, omissions, or events occurring prior to the Assignment Effective Date, except to the extent such liability is allocated to Assignee under Section 3.3 of the Deposit Agreement;
(c)    any breach or default by Assignor under the EPC Agreement or the EEQ Agreement occurring prior to the Assignment Effective Date; and
(d)    any liability arising out of or relating to Assignor’s acts or omissions prior to the Assignment Effective Date not otherwise addressed above.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF ASSIGNOR
5.1    Organization; Authority. Assignor is duly organized, validly existing, and in good standing under the laws of the State of Texas, and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.2    Title to Assigned Interests. Except for the security interest granted to Assignee under the Security Agreement (which shall be released and terminated as provided in Section 7.6), Assignor has good and valid title to the Assigned Interests, free and clear of all liens, claims, and encumbrances other than Permitted Liens. Other than pursuant to the Security Agreement, Assignor has not previously assigned, transferred, pledged, or encumbered any of the Assigned Interests, and no third party (other than Saulsbury and Wärtsilä, in their respective capacities under the EPC Agreement and the EEQ Agreement) holds any right of consent, first refusal, collateral interest, or approval with respect thereto.
5.3    No Financing Liens. Other than the security interest granted to Assignee under the Security Agreement, there is no financing arrangement in place (including under any Texas Energy Fund program), and no lender or other third party holds any lien, security interest, or consent right, with respect to the EPC Agreement, the EEQ Agreement, or the equipment procured thereunder. No TEF Credit Documents and no Gramercy Credit Documents (as each such term is used in Assignor’s limited liability company agreement) have been executed, and none of Ammper Power Marketing, LLC, INVEX Controladora, S.A.B. de C.V. or any affiliate of either holds any lien, security interest, collateral right, consent right or approval right with respect to the Assigned Interests, other than the consent and approval rights held by each Member of Assignor in such Member’s capacity as a Member under Assignor’s limited liability company agreement, each of which has been obtained prior to the date hereof with respect to the transactions contemplated by this Agreement.
5.4    Validity of EPC Agreement and EEQ Agreement; No Default. The EPC Agreement and the EEQ Agreement are in full force and effect, and true, correct, and complete copies thereof (including all amendments) have been made available to Assignee. Assignor is not in default under the EPC Agreement, and no event has occurred and is continuing that, with the giving of notice or the passage of time, or both, would constitute a default by Assignor under the EPC Agreement.
5.5    Reimbursement Amount. The Reimbursement Amount delivered pursuant to Section 3.2, and the supporting documentation therefor, will be true, correct, and complete in all material respects as of the date delivered.
5.6    Litigation. There is no action, suit, or proceeding pending or, to Assignor’s knowledge, threatened against Assignor that would materially and adversely affect the Assigned Interests or Assignor’s ability to consummate the transactions contemplated hereby.
5.7    No Conflicts. The execution, delivery, and performance of this Agreement do not conflict with, or constitute a default under, Assignor’s organizational documents, the EPC Agreement, the EEQ Agreement, or any other material agreement to which Assignor is a party.
5.8    Brokers. No broker, finder, or investment banker is entitled to any fee or commission from Assignee in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Assignor.
5.9    Deposit Agreement Representations. Except as expressly qualified by the disclosure schedules delivered pursuant to the Deposit Agreement, each representation and warranty of Assignor set forth in Section 7.2 of the Deposit Agreement is true and correct as of the Assignment Effective Date as if made on and as of such date, and is hereby remade by Assignor as of the Assignment

Effective Date. Without limiting the foregoing, (a) true, correct and complete copies of the EPC Agreement and the EEQ Agreement, and of each amendment, change order, side letter and other modification to either of them, have been delivered to Assignee; (b) the schedule of amounts paid by Assignor under the EPC Agreement, including amounts attributable to the EEQ scope, delivered in support of the Reimbursement Amount is true, correct and complete; and (c) except as set forth on Schedule 7.2(e) to the Deposit Agreement, there are no liabilities, arrears, delay liquidated damages, suspension, standby, storage, preservation or subcontractor charges, claims, requests for equitable adjustment or reservations of rights outstanding, accrued or, to

Assignor’s knowledge, threatened under the EPC Agreement or the EEQ Agreement. As of the Assignment Effective Date, the Mobilization Payment payable upon issuance of the Full Notice to Proceed under Schedule A-1 and Schedule A-2 to Attachment A of the EPC Agreement is USD $68,787,415.67, no portion of it has been paid, and no Change Order, side letter or other writing adjusts that amount. The representations and warranties in this Article 5 supplement, and do not limit or supersede, the representations and warranties remade under this Section 5.9.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF ASSIGNEE
6.1    Organization; Authority. Assignee is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
6.2    Sufficiency of Funds. Assignee has, as of the Assignment Effective Date, sufficient immediately available funds to pay the Reimbursement Amount and the Premium (net of the Deposit Credit).
6.3    No Conflicts. The execution, delivery, and performance of this Agreement do not conflict with, or constitute a default under, Assignee’s organizational documents or any material agreement to which Assignee is a party.
6.4    Independent Investigation. Assignee acknowledges that it has conducted its own independent due diligence and investigation of the EPC Agreement, the EEQ Agreement, the equipment procured thereunder, and the suitability of each for Assignee’s anticipated project site, and is not relying on any representation or warranty of Assignor except as expressly set forth in Article 5 of this Agreement or in Section 7.2 of the Deposit Agreement.
6.5    Brokers. No broker, finder, or investment banker is entitled to any fee or commission from Assignor in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Assignee.
ARTICLE 7
COVENANTS
7.1    Further Assurances. Each Party shall, from time to time after the Assignment Effective Date, execute and deliver such further instruments and take such further actions as may be reasonably necessary to carry out the purposes of this Agreement, including cooperating with the other Party in seeking any additional consent or approval of Saulsbury or Wärtsilä reasonably required in connection with the Project relocation (including the equipment procured thereunder). Any cooperation provided by Assignor pursuant to this Section 7.1 shall not shift to Assignor any responsibility, cost or risk associated with obtaining or implementing any such consent, approval, amendment, change order or modification.
7.2    Project Relocation; Change Orders. Assignee shall be solely responsible, at its sole risk, cost and expense, for negotiating, executing, and performing any change orders, amendments, or other modifications to the EPC Agreement or the EEQ Agreement required to relocate or adapt the Project (including the equipment procured thereunder) to Assignee’s anticipated site, including any engineering, redesign, permitting, transportation, installation, or commissioning changes. Such costs shall not reduce or otherwise affect the

Purchase Price and Assignor shall have no obligation to bear any such costs, expenses, liabilities or risks.
7.3    Full Notice to Proceed Payment. Assignee covenants that it shall timely fund and pay the Full Notice to Proceed Payment in accordance with Section 3.3.
7.4    Permits. Assignee shall be solely responsible for assessing and pursuing the transfer, modification, or replacement of any air permit or any other permit associated with the Project as necessary for Assignee’s anticipated site.
7.5    Transfer of Project Information. Assignor hereby transfers and has made available to Assignee all contracts, engineering information, drawings, specifications, procurement records, change-order logs, invoices and payment records, correspondence, schedules, reports, and other Project information in Assignor’s possession or control reasonably necessary to facilitate the orderly transition and administration of the EPC Agreement and the EEQ Flow-Down Benefits, subject to applicable confidentiality obligations and required third-party consents.
7.6    Security Release. Assignee shall deliver, pursuant to Section 7.2 of the Security Agreement, UCC-3 termination statements (or equivalent releases) with respect to any financing statement filed under the Security Agreement, it being acknowledged that the security interest created thereby automatically terminates upon closing since the Assigned Interests are, concurrently therewith, transferred to Assignee outright pursuant to this Agreement. Such termination shall occur upon, and not before, the occurrence of the Assignment Effective Date, and Assignee shall file such termination statements within five (5) business days thereafter. If the Assignment Effective Date does not occur, the Security Documents shall remain in full force and effect in accordance with their terms and Section 2.1(C) of the Deposit Agreement.
7.7    Confidentiality; Publicity. The NDA remains in effect and governs the treatment of confidential information exchanged in connection with this Agreement. Neither Party shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other Party, except as required by law. For the avoidance of doubt, the NDA does not restrict Assignee’s use, from and after the Assignment Effective Date, of the Project information, drawings, specifications and records transferred to Assignee as part of the Assigned Interests.
ARTICLE 8
INDEMNIFICATION
8.1    Indemnification by Assignor. Assignor shall indemnify, defend, and hold harmless Assignee and its affiliates, officers, directors, employees, and representatives from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) (“Losses”)

arising out of or relating to: (a) any Excluded Liability; (b) any breach of a representation or warranty of Assignor in Article 5; or (c) any breach of a covenant of Assignor in this Agreement.
8.2    Indemnification by Assignee. Assignee shall indemnify, defend, and hold harmless Assignor and its affiliates, officers, directors, employees, and representatives from and against any and all Losses arising out of or relating to: (a) any Assumed Liability; (b) any breach of a representation or warranty of Assignee in Article 6; or (c) any breach of a covenant of Assignee in this Agreement, including without limitation, any Loss arising out of the Project relocation (including the equipment procured thereunder), related change orders, or Assignee’s failure to timely fund the Full Notice to Proceed Payment.
8.3    Survival. The representations and warranties in Sections 5.2 (Title to Assigned Interests), 5.3 (No Financing Liens), 5.4 (Validity of EPC Agreement and EEQ Agreement; No Default), 5.9 (Deposit Agreement Representations), 6.1 (Organization; Authority), and the covenants and indemnification obligations relating to the Assumed Liabilities and Excluded Liabilities, shall survive the Assignment Effective Date indefinitely (subject to applicable statutes of limitation). All other representations and warranties shall survive for a period of twelve (12) months following the Assignment Effective Date.
8.4    Limitations. Except with respect to Losses arising from fraud, intentional misrepresentation, willful misconduct, gross negligence, the Excluded Liabilities, the Assumed Liabilities, or a breach of Section 5.2 or Section 5.3, (a) neither Party shall be liable for Losses under Section 8.1(b) or Section 8.2(b), as applicable, unless and until the aggregate amount of such Losses exceeds $270,000 (in which case the indemnifying Party shall be liable for all such Losses from the first dollar), and (b) neither Party’s aggregate liability for Losses under Section 8.1(b) or Section 8.2(b), as applicable, shall exceed the lesser of (x) the aggregate amount of the Reimbursement Amount and the Premium actually paid by Assignee in cash and (y) $45,000,000.
8.5    Sole Remedy. From and after the Assignment Effective Date, except in the case of fraud or intentional misrepresentation, or as expressly provided in the Deposit Agreement (the provisions of which, including Section 7.2 thereof, shall survive the Assignment Effective Date for this purpose notwithstanding Section 6.2(a) or Section 6.4 of the Deposit Agreement), this Article 8 shall be the Parties’ sole and exclusive remedy for any Losses arising out of or relating to this Agreement.
ARTICLE 9
GENERAL PROVISIONS
9.1    Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Harris County, Texas, in connection with any dispute arising out of or relating to this Agreement.
9.2    No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and no other person shall have any right, benefit, or remedy hereunder.
9.3    Notices. All notices shall be given in the manner, and to the addresses, set forth on the signature pages hereto, or such other address as a Party may designate by notice in accordance with this Section 9.3.
9.4    Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party and, to the extent required, of Saulsbury and Wärtsilä, except that Assignee may assign this Agreement to a designated affiliate upon notice to Assignor, provided that Assignee shall remain liable for such affiliate’s performance.
9.5    Entire Agreement. This Agreement, together with the Deposit Agreement, the Consent and Acknowledgment, and the NDA, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior discussions, negotiations, and agreements, written or oral, relating thereto.
9.6    Amendment; Waiver. This Agreement may be amended, and any provision waived, only by a written instrument signed by both Parties.

9.7    Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect, and the Parties shall negotiate in good faith to replace the invalid provision with a valid provision that most closely reflects the original intent of the Parties.
9.8    Counterparts. This Agreement may be executed in counterparts (including by electronic signature or PDF), each of which shall be deemed an original, and all of which together shall constitute one instrument.
9.9    No Partnership. Nothing in this Agreement creates any partnership, joint venture, agency, or fiduciary relationship between the Parties.

IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement as of the Assignment Effective Date.
ASSIGNOR:
EMPOWER USA, LLC
By: /s/ Daniel Gutiérrez Méndez
Name: Daniel Gutiérrez Méndez
Title: Manager

By: /s/ Juan Bautista Guichard Cortina
Name: Juan Bautista Guichard Cortina
Title: Manager
Address for Notice: 4900 Woodway Dr. Suite 1200, Houston, TX 77056, USA

ASSIGNEE:
NET POWER, LLC
By: /s/ Danny Rice
Name: Danny Rice
Title: Chief Executive Officer
Address for Notice: 11700 Katy Freeway, Suite 700, Houston, TX 77079, Attn: Robbie Carman

Signature Page to the Assignment and Assumption Agreement dated August 31, 2026

EXHIBIT A
CONSENT AND ACKNOWLEDGMENT
[Exhibit A has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Consent to Assignment and Acknowledgment and the Acknowledgment of Wärtsilä North America, Inc. that together comprise the Consent and Acknowledgment are filed as Exhibits 10.3 and 10.4, respectively, to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.]